Exhibit 31.2

Certification of Chief Financial Officer pursuant to Exchange Act Rule 13a-14(a) as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Donald R. Fishback, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended September 27, 2014 of Moog Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date    December 16, 2014

/s/ Donald R. Fishback
Donald R. Fishback
Chief Financial Officer